EXHIBIT 10.1
WESTREC CAPITAL PARTNERS, LLC
16633 Ventura Boulevard, Sixth Floor
Encino, CA 91436
July 25, 2006
The Fashion House Holdings, Inc.
The Fashion House, Inc.
6310 San Vicente Boulevard, Suite 330
Los Angeles, CA 90048
Attention: John Hanna
Dear Mr. Hanna:
     We understand that from time to time The Fashion House, Inc. (“FH”), a wholly owned subsidiary of The Fashion House Holdings, Inc. (the “Company,” and together with the FH and its other subsidiaries, the “Company Group”), must cause a bank to issue a letter of credit to support its purchase orders from manufacturers located outside of the United States (each an “LC” and collectively the “LCs”). The Company Group has been unable to obtain these LCs because of its financial condition. The Company has from time to time requested, and anticipates in the future from time to time requesting, that Westrec Capital Partners, LLC (“Westrec”) provide credit enhancement to enable FH to obtain LCs to support its purchase orders from offshore manufacturers.
     The purpose of this letter is to confirm our agreement with respect to credit enhancement that Westrec has provided for LCs issued prior to the date hereof, and for future LCs.
     1. Existing LCs. Westrec has provided its credit enhancement for three LCs issued by Comerica Bank (“Comerica”) on behalf of FH in the aggregate amount of $1,923,093.70 (the “Existing LCs”)
2. Request to Provide Credit Enhancement
          (a) The Company or FH from time to time request that Westrec provide credit enhancement to Comerica sufficient to enable Comerica to issue an LC on behalf of the FH. Westrec shall have no obligation to provide such credit enhancement, but may determine to do so in its sole and absolute discretion. In connection with any request, the Company and FH agree to provide to Westrec such documentation as Westrec may request, such as current financial information, the contract with the manufacturer, the proposed purchase orders to be supported by the LC, the agreement between Comerica and FH and/or the Company, the proposed LC, and the proposed agreement between Westrec and Comerica. The agreement(s) between the Company, FH and Comerica, the LCs and all other applications, documents and information provided by the Company and FH to Comerica in connection with the LCs (including Existing LCs) shall be referred to as the “Credit Documents.”

          (b) In connection with each LC, the Company shall provide to Westrec an officer’s certificate in the form of Exhibit A to this Agreement, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company.
     3. Fees.
          (a) In connection with each LC, the Company and FH shall pay to Westrec a fee of 2.5% of the principal amount of the LC (or such other amount as may be agreed to by Westrec and the Company) (although the fee was 3.0% with respect to some or all of the Existing LCs). The fee shall be payable upon the issuance of the LC by Comerica. It is understood that this fee is in addition to any fees that may be payable to Comerica for the LCs. Any fee not paid when due shall bear interest at the rate of 10% per annum.
          (b) The fee for the Existing LCs has been $51,121.
     4. Warrants.
          (a) Upon the date of issuance of an LC by Comerica, the Company shall issue a warrant (a “Warrant”) to Westrec. Each Warrant shall be in the form of the warrant attached as Exhibit B to this Agreement, or such other form as may from time to time be agreed to by Westrec, completed as follows with respect to each LC:
               (i) The number of shares that may be acquired upon exercise of the Warrant shall be equal to the principal amount of the LC multiplied by $0.0333, rounded up to the nearest whole share. Thus, if the principal amount of the LC is $550,000, the number of shares would be 18,315.
               (ii) The exercise price per share shall be the lesser of: (A) $1.25 per share (subject to adjustment for stock splits, stock dividends and reverse stock splits occurring after the date of this Agreement); and (B) the Market Price of the Common Stock as of the date of issuance of the LC. The “ Market Price” on any day shall be the average of the Daily Market Prices of the Common Stock of the Company for the ten trading days ending on such day, rounded down to the nearest whole cent. The “Daily Market Price” on any trading day shall be: (A) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on The Nasdaq Stock Market, the Daily Market Price shall be the last reported sale price of that security on such exchange or system on such day or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; (b) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Daily Market Price shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq Electronic Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on such day; or (c) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Daily Market Price shall be determined by the Company’s Board of Directors in its reasonable, good faith judgment.
          (b) The Company has issued to Westrec the following Warrants with respect to the Existing LCs:

Date of Issuance	No. Shares	Exercise Price
5/15/06	20,302	$1.16
6/22/06	23,063	0.62
6/22/06	20,738	0.62
          (c) The Company shall not be obligated to issue Warrants to purchase more than an aggregate of 100,000 shares.
     5. Representations of the Company. FH and the Company represent and warrant to Westrec as of the date hereof, and as of each date that the Company requests an LC and at the time Westrec provides credit enhancement to enable an LC to be issued on behalf of the Company, that:
          (a) The Common Stock of the Company has been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act. The Company has filed all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act (the “SEC Documents”), and each of the SEC Documents, including, without limitation, any financial statements and schedules included therein, (i) did not contain any untrue statement of a material fact, contained all statements required to be stated therein, and did not omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.
          (b) Each member of the Company Group: (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the SEC Documents; (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, properties, projects or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); (iii) is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from government authorities that are material to the conduct of its business, all of which are valid and in full force and effect.
          (c) No member of the Company Group: (i) is in violation of its charter or bylaws; (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract or agreement, or (ii) is in violation of any law, rule, regulation or order, which violation or default would have a Material Adverse Effect.

          (d) Each of FH and the Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by FH and the Company and is a valid and binding agreement on the part of FH and the Company, enforceable in accordance with its terms; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any contract or agreement to which any member of the Company Group is a party or to which any of its assets are subject; (ii) the charter or bylaws of any member of the Company Group, or (iii) any law, rule, regulation or order. No consent, approval, authorization or order of, or qualification with, any governmental authority having jurisdiction over any member of the Company Group or over its respective properties or assets is required for the execution and delivery of this Agreement and the consummation by the Company or FH of the transactions herein contemplated.
          (e) There is not any pending or, to the best of the FH’s and Company’s knowledge, threatened, claim, action, suit, proceeding or arbitration against any member of the Company Group, or any director or officer of any member of the Company Group in his or her capacity as such, that could have a Material Adverse Effect.
          (f) The consolidated financial statements of the Company included in the SEC Documents fairly present the consolidated financial position and the consolidated results of operations, cash flows and stockholders’ equity of the Company Group at the respective dates and for the respective periods to which they apply; and such financial statements comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Securities and Exchange Commission (“SEC”) with respect hereto when filed, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC). The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards.
          (g) Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of the Company Group taken as a whole, or (ii) any obligation, direct or contingent, that is material to the Company Group taken as a whole incurred by any member of the Company Group, except such obligations as have been incurred in the ordinary course of business.
          (h) All copies of agreements, invoices, purchase orders and other documents provided to Westrec by the Company and FH are true and accurate copies of such agreements, invoices, purchase orders and other documents; none of the information provided by the Company and/or FH in connection with this Agreement and the Credit Documents contained any untrue statement of a material fact and did not omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) All representations and warranties made to Comerica in the Credit Documents are true and correct, and the Company has complied with all of its obligations and agreements in the Credit Documents.
     6. Representations of Westrec. In connection with the Warrants, Westrec represents and warrants as follows:
          (a) Westrec is acquiring the Warrants for its own account, for investment purposes only and not with a view to an unregistered distribution of the Warrants.
          (b) Westrec understands that an investment in the Warrants involves a high degree of risk, and Westrec has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment.
          (c) Westrec has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants and in protecting its own interest in connection with this transaction.
          (d) Westrec understands that the issuance of the Warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws. Westrec is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrants may result in Westrec being required to hold the Warrants for an indefinite period of time.
          (e) Westrec agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrants except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the warrants by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.
     7. Covenants of the Company and FH. The Company and FH agree to timely perform each and every covenant, obligation and agreement under the Credit Documents.
     8. Subrogation and Indemnification. The Company and FH acknowledge and agree that in the event Westrec makes any payment to Comerica (or its successors) in connection with any credit enhancement provided by Westrec, Westrec will be subrogated to any and all rights and remedies under the Credit Documents. The Company and FH agree to indemnify and hold Westrec, and its directors, officers, managers, members, agents and representatives (the “Indemnified Parties”) harmless from and against any claims, damages, liabilities, losses, obligations, costs and expenses (including attorneys’ fees and court costs) resulting from, arising out of, or related to: (a) this Agreement; (b) a breach of any of the representations, warrants, covenants or agreements of the Company or

FH under this Agreement or the Credit Documents; and (c) any action, suit, proceeding or claim by Comerica or its successors against an Indemnified Party under or with respect to the credit enhancements provided by Westrec.
9. Miscellaneous
          (a) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:
if to the Company or FH, to:
The Fashion House, Inc.
6310 San Vicente Boulevard, Suite 330
Los Angeles, CA 90048
Attn: John Hanna
Fax: (323) 939-3052
if to Westrec, to:
Westrec Capital Partners, LLC
16633 Ventura Blvd.
Encino, California 91436
Attn: Gregory C. McPherson, President
Fax: (818) 907-1104
with a copy to:
Troy & Gould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
Attn: Alan B. Spatz, Esq.
Fax: (310) 789-1431
Either party hereto may change the above-specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).
          (b) Titles and Subtitles. The titles and subtitles of the sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
          (d) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
          (e) Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and Westrec. A waiver of any right under this agreement shall be effective against Westrec if and only if such waiver is in writing.
          (f) Remedies. No delay or omission by Westrec in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Westrec and the Company or any other person shall be deemed a waiver by Westrec of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Westrec or the exercise of any other right, remedy, power or privilege by Westrec. The rights and remedies of Westrec described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.
          (g) Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall recover all of such party’s attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this Section, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.
          (h) Advice from Independent Counsel. The parties hereto understand that this Agreement and the Warrants are legally binding agreements that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and the Warrants and that it is satisfied with its legal counsel and the advice received from it.
          (i) Judicial Interpretation. Should any provision of this Agreement or the Warrants require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement and the Warrants.
          (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          (k) Further Assurances. The parties to this Agreement shall upon request take any and all actions and execute any and all documents reasonably necessary to effectuate the terms and intent of this Agreement.
          (l) Joint and Several Obligations. All representations, warranties, covenants and agreements of the Company and FH under this Agreement shall be joint and several.

Very truly yours,

WESTREC CAPITAL PARTNERS, LLC

By:	/s/ Gregory C. McPherson
Gregory C. McPherson
President
Accepted and agreed
as of the date set forth above
THE FASHION HOUSE HOLDINGS, INC.

By:	/s/ John Hanna
John Hanna, Chief Executive Officer

THE FASHION HOUSE, INC.

By:	/s/ John Hanna
John Hanna, Chief Executive Officer

EXHIBIT A
to
Letter Agreement dated July 25, 2006
FORM OF OFFICER’S CERTIFICATE
                    , 2006
     This Certificate is being delivered in connection with that certain letter agreement dated as of July 25, 2006 (the “Agreement”) by and among Westrec Capital Partners, LLC, (“Westrec”), The Fashion House, Inc. (“FH”), and The Fashion House Holdings, Inc. (the “Company”). Capitalized terms used in this Certificate have the meanings ascribed to them in the Agreement.
     FH and the Company have requested that Westrec provide credit enhancement to support an LC from Comerica on behalf of FH. In connection with such request, the undersigned hereby certifies to as follows:
     1. The representations and warranties of FH and the Company in the Agreement and the Credit Documents are true and correct as if made on the date hereof;
     2. Each of the Company and FH is in compliance in all respects with all of its agreements and obligations under the Agreement and the Credit Documents; and
     3. There has been no material adverse change in the condition (financial or otherwise), results of operations, assets, properties or prospects of the Company and its subsidiaries since the financial statements included in the most recent SEC Document filed by the Company.
     IN WITNESS WHEREOF, the undersigned has signed and delivered this Certificate as of the date set forth above.

Name:
Title:

EXHIBIT B
to
Letter Agreement dated July 25, 2006
Form of Warrant
The securities represented by this Warrant have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Act, and under any applicable state securities laws. These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of the Act and any applicable state securities laws or pursuant to an effective registration statement.
COMMON STOCK PURCHASE WARRANT

Date of Issuance:	Certificate No.
     For value received, The Fashion House Holdings, Inc., a Colorado corporation (the “Company”), hereby grants to Westrec Capital Partners, LLC, a Delaware limited liability company (“Westrec”), or its permitted transferees and assigns, the right to purchase from the Company a total of                     shares of the Company’s common stock (“Common Stock”), at a price per share equal to $                     (the “Initial Exercise Price”). The exercise price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided in Section 2 hereof. This Warrant is being issued in connection with the letter agreement between Westrec, the Company and The Fashion House, Inc. dated July 25, 2006 (the “Agreement”). Certain capitalized terms used herein are defined in Section 4 hereof.
     This Warrant is subject to the following provisions:
     SECTION 1. Exercise of Warrant.
          (a) Terms of Warrant; Exercise Period. Subject to the terms of this Agreement, the Registered Holder shall have the right, commencing on the date hereof and expiring at 11:59 P.M. PST on the five-year anniversary hereof (the “Expiration Date”), to exercise this Warrant, from time to time and in whole or in part, and receive from the Company the number of Warrant Shares which the Registered Holder may at the time be entitled to receive on exercise of this Warrant and payment of the Exercise Price then in effect for the Warrant Shares. To the extent not exercised prior to the Expiration Date, this Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.
          (b) Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised on the date specified in a written notice from the Registered Holder to the Company (the “Exercise Time”) and within three business days following the Exercise Time, the Registered Holder shall deliver the following to the Company:
                    (A) a completed Exercise Agreement, as described in Section 1(c) below;
                    (B) this Warrant; and
                    (C) either (I) a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”), (II) the surrender to the Company of shares of Common Stock of the Company having a Fair Market Value equal to the Aggregate Exercise Price, or (III) the delivery of a notice to the Company that the Registered Holder is exercising the Warrant by authorizing the Company to reduce the number of Warrant Shares subject to the Warrant by that number of shares having an aggregate Fair Market Value in excess of the total Exercise Price for such shares equal to the Aggregate Exercise Price (a “Net Exercise”).
               (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant that have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.
               (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.
               (iv) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.
               (v) The Company shall make any governmental filings or obtain any governmental approvals necessary in connection with the exercise of this Warrant by the Registered Holder.
               (vi) The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares that are so issuable shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which securities of the Company may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
          (c) Exercise Agreement. Upon any exercise of this Warrant, the Registered Holder shall deliver an Exercise Agreement in the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.
     SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the “Exercise Price”), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.
     (a) Reorganization, Reclassification, Consolidation, Merger or Sale. In case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 2(b) below (any of which, a “Change Event”), then, as a condition of such Change Event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, so that the Registered Holder shall have the right at any time prior to the Expiration Date to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 2), the kind and amount of shares of stock and other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Registered Holder immediately prior to such Change Event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Registered Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.
          (d) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the Expiration Date (i) subdivide its Common Stock, by split up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
          (e) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 2 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Registered Holder shall have the right to receive a new warrant reflecting such adjustment upon the Registered Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.
          (f) Notices.
               (i) The Company shall give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any event described in this Section 2 or any dissolution or liquidation.
               (ii) The Company shall also give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which any event described in this Section 2 or any dissolution or liquidation shall take place.
     SECTION 3. Registration Rights.
     (a) Demand Registration.
          (i) As soon as practicable, but in no event later than the Filing Deadline, the Company shall file with the SEC a Registration Statement on Form SB-2 covering the resale of all the Registrable Securities. If Form SB-2 is unavailable for such a Registration, the Company shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders of at least a majority of the Registrable Securities and undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the SEC. The Company shall use its reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.
          (ii) The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement filed under this Section 3(a)(i) as may be reasonably necessary to keep such Registration Statement effective until all Registrable Securities have been sold pursuant to such Registration Statement or pursuant to Rule 144. The Company shall comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement.
          (iii) In the event the Registration Statement required to be filed with the SEC pursuant to Section 3(a)(i) is not filed with the SEC by the Filing Deadline, the Company shall issue to the Registered Holder an additional warrant for each 30-day period (or a portion thereof) during which time such Registration Statement has not been filed with the SEC, which additional warrants shall be issued on the first day of each 30-day period commencing on the Filing Deadline. In addition, if the Registration Statement required to be filed with the SEC pursuant to Section 3(a)(i) is not declared effective by the SEC by the Effectiveness Deadline, the Company shall issue to the Registered Holder an additional warrant for each 30-day period (or a portion thereof) during which time such Registration Statement has not been declared effective by the SEC, which additional warrants shall be issued on the first day of each 30-day period commencing on the Effectiveness Deadline. Each such additional warrant (each, an “Additional Warrant”) shall be identical to this Warrant, except that: (A) it shall be exercisable for a number of shares equal to 10% of the number of shares into which this Warrant may be exercised; (B) the exercise price shall be 125% of the Exercise Price; and (C) it shall be dated the date the Company is obligated to issue the Warrant under this Section 3(a)(iii).
     (b) Piggyback Registration.
          (i) If, at any time commencing on the date hereof and expiring on the Expiration Date, the Company proposes to file a Registration Statement (other than under a Registration Statement pursuant to Form S-8 or Form S-4) to register its securities, and all of the Registrable Securities are not then covered by an effective Registration Statement, the Company shall: (A) give written notice by registered mail, at least 20 days prior to the filing of such Registration Statement to the Holders of its intention to do so; and (B) include all Registrable Securities in such Registration Statement with respect to which the Company has received written requests for inclusion therein within 15 days of actual receipt of the Company’s notice.
          (ii) The Company shall have the right at any time after it shall have given written notice pursuant to this Section 3(b) (irrespective of whether a written request for inclusion of any Registration Securities shall have been made) to elect not to file any such Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.
          (iii) If the Registration Statement pursuant to this Section 3(b) relates to a firmly underwritten public offering and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities proposed to be included in the Registration Statement (including the Registrable Securities) exceeds the number of securities which can be sold therein without adversely affecting the marketability of the public offering, the Company will include in such Registration Statement the number of securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders of all securities proposed to be included in the Registration Statement.

     (c) Covenants of the Company with Respect to Registration. In connection with each Registration under this Section 3, the Company covenants and agrees as follows:
          (i) The Company shall use its best efforts to have any Registration Statement declared effective at the earliest practicable time. The Company will promptly notify each Holder of included Registrable Securities and confirm such advice in writing, (A) when such Registration Statement becomes effective, (B) when any post-effective amendment to such Registration Statement becomes effective and (C) of any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information.
          (ii) The Company shall furnish to each Holder of included Registrable Securities such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as such Holders may reasonably request in order to facilitate their disposition of the Registrable Securities.
          (iii) If the Company shall fail to comply with the provisions of Sections 3(a), 3(b) and/or 3(c) of this Warrant, the Company shall, in addition to any other equitable or other relief available to the Holders, be liable for any or all special and consequential damages sustained by the Holders requesting registration of their Registrable Securities.
          (iv) If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any Registration Statement, the Company will promptly notify each Registered Holder of Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible.
          (v) The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.
          (vi) The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be reasonably necessary to enable the Holder(s) thereof to consummate the disposition of such Registrable Securities.
          (vii) The Company shall furnish to each Holder that has included Registrable Securities in a Registration Statement and to the managing underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such

Registration Statement includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a “Cold Comfort” letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.
          (viii) The Company shall deliver promptly to each Holder that has included Registrable Securities in a Registration Statement and to the managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement and permit each such Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.
          (ix) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company will be borne by the Company. In no event shall the Company be obligated to be pay any discounts or commissions with respect to the Registrable Shares sold by any Holder. In connection with each Registration Statement, the Company will reimburse the Holders of included Registrable Securities for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the included Registrable Securities.
     (d) Indemnification and Contribution.
          (i) The Company shall indemnify each Holder of the Registrable Securities included in any Registration Statement, each of its officers, directors and agents (including brokers and underwriters selling Registrable Securities on behalf of the Holder), and each Person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all losses, claims, damages, expenses and/or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act, any state securities laws or otherwise, arising from such Registration Statement, including, without limitation, any and all losses, claims, damages, expenses and liabilities caused by (I) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (II) any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Company by the Holder expressly for use therein.
          (ii) If requested by the Company prior to the filing of any Registration Statement covering the Registrable Securities, each Holder of the Registrable Securities to be included in such Registration Statement shall severally, and not jointly, indemnify the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses and/or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Holder, or their successors or assigns, for specific inclusion in such Registration Statement, except that the maximum amount which may be recovered from each Holder pursuant to this Section 3(d)(ii) or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of the Registrable Securities under such Registration Statement.
          (iii) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3(d), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Holder, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
          (iv) To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 3(d) to the fullest extent permitted by law; provided, however, that (A) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 3(d) and (B) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.
     (e) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Warrants prior to the filing of any Registration Statement or the effectiveness thereof.
     (f) The Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (i) the Company shall not be the surviving corporation and (ii) the shareholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of “Registrable Securities.”
     SECTION 4. Definitions. The following terms have the meanings set forth below:
     “Act” means the Securities Act of 1933, as amended.
     “Effectiveness Deadline” shall mean six months from the date of initial issuance of this Warrant.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” shall be determined on a per Share basis as of the close of the business day preceding the date of exercise, which determination shall be made as follows: (A) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on the The Nasdaq Stock Market, the Fair Market Value shall be the last reported sale price of that security on such exchange or system on such day or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; (b) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq Electronic Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on such day; or (c) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Fair Market Value shall be determined by the Company’s Board of Directors in its reasonable, good faith judgment.
     “Filing Deadline” shall mean three months from the date of initial issuance of this Warrant.
     “Holders” means the Registered Holder, and the registered holders of all other Warrants (including Additional Warrants) originally issued pursuant the Agreement, and the registered holders of the Registrable Securities.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     “Registered Holder” means the registered holder of this Warrant.
     “Registrable Securities” means the Warrant Shares and any securities issued with respect to the Warrant Shares by virtue of a stock dividend, stock split, reclassification or reorganization, provided that the Warrant Shares and such other securities shall no longer by Registrable Securities once they have been sold or transferred pursuant to an effective Registration Statement under the Act or pursuant to Rule 144.
     “Registration” shall mean a registration of Registrable Securities under the Act pursuant to Section 3 of this Agreement.
     “Registration Statement” shall mean the Registration Statement, as amended from time to time, filed with the SEC in connection with a Registration, and each prospectus that is used in connection with such Registration Statement (including any preliminary prospectus).
     “Rule 144” means Rule 144 of the SEC under the Act.
     “SEC” means the United States Securities and Exchange Commission, or any successor regulatory agency.
     “Warrant” means the right to purchase one or more Warrant Shares pursuant to the terms of this Warrant, as the same may be transferred, divided or exchanged pursuant to the terms hereof.
     “Warrant Shares” means shares of the Common Stock issuable upon exercise of the Warrant; provided, however, that if there is a change such that the securities issuable upon exercise of the Warrant are issued by a Person other than the Company or there is a change in the class of securities so issuable, then the term “Warrant Shares” shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.
     SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registrable Holder for the Exercise Price or as a stockholder of the Company.
     SECTION 6. Warrant Transferable. Subject to compliance with applicable securities laws and the terms of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.
     SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”
     SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the expense of the Registered Holder) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     SECTION 9. Notices. All notices, requests, deliveries, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

If to the Company, to:
The Fashion House Holdings, Inc.
6310 San Vicente Boulevard, Suite 330
Los Angeles, CA 90048-5499
Attn: John Hanna, CEO
If to Westrec, to:
Westrec Capital Partners, LLC
16633 Ventura Boulevard, Sixth Floor
Encino, CA 91436
Attn: Gregory C. McPherson
Fax: (818) 907-1104
or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Registered Holder of Warrants) or to the Registered Holders of Warrants (in the case of the Company) in accordance with the provisions of this paragraph.
     SECTION 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders representing a majority of the Warrant Shares obtainable upon exercise of the then-outstanding Warrants; provided, however, that no such action may change the Exercise Price of the Warrants or the number of shares or class of capital stock obtainable upon exercise of each Warrant without the written consent of all Holders.
     SECTION 11. Descriptive Headings; Governing Law.
     (a) The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.
     (b) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
     SECTION 12. Warrant Register. The Company shall maintain at its principal executive office books for the registration and the registration of transfer of this Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof

(notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.
     SECTION 13. Fractions of Shares. The Company may, but shall not be required, to issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share that the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the market price of a Warrant Share on the date of such exercise (as determined by the board of directors in its reasonable discretion).
     SECTION 14. Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall recover all of such party’s attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this Section, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of the Date of Issuance hereof.

THE FASHION HOUSE HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT I
EXERCISE AGREEMENT

To:	Dated:
     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-                    ), hereby subscribes for the purchase of                     Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant. Please issue the Warrant Shares in the following names and amounts:

Name	Number of Warrant Shares
     The undersigned elects to pay the exercise price by Net Exercise:                     Yes                     No

Signature

Address

EXHIBIT II
ASSIGNMENT
     FOR VALUE RECEIVED,                                                                                  hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-                    ) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Signature

Witness

     The Assignee agrees to be bound by the terms of the Warrant.

Signature

Witness